PENN CORPORATION
COMPREHENSIVE
SECURITY PROGRAM

Financial Statements for the Years
Ended December 31, 1993 and 1992 and
Independent Auditors' Report


PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

TABLE OF CONTENTS
- - -------------------------------------------------------------------------------

                                                                     Page

INDEPENDENT AUDITORS' REPORT                                           1

FINANCIAL STATEMENTS:

  Statements of Net Assets Available for Benefits -
    December 31, 1993 and 1992                                         2

  Statements of Changes in Net Assets Available for Benefits -
    Years Ended December 31, 1993 and 1992                             3

  Notes to Financial Statements                                       4-11


ALL FUNDS OF THE PLAN ARE HELD IN A MASTER TRUST.
  AS A RESULT, SUPPLEMENTAL SCHEDULES ARE OMITTED
  BECAUSE THEY ARE INAPPLICABLE UNDER THE DEPARTMENT
  OF LABOR'S RULES AND REGULATIONS.





INDEPENDENT AUDITORS' REPORT

Benefit Plans Administration Committee
  Penn Corporation:

We have audited the accompanying statements of net assets available for benefits of Penn Corporation Comprehensive Security Program as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE
Milwaukee, Wisconsin
April 15, 1994








PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1993 AND 1992
_______________________________________________________________________________

                                                           1993        1992
                                                        ----------  ----------
ASSETS:
   Investments in Western Publishing Group, Inc. Master
     Retirement Trust pooled investment accounts:
       Investment funds - Note 5                        $1,077,562  $  485,035
       Guaranteed investment contracts - Note 6          1,880,389   1,859,999
       Parent company stock - Note 7                       165,319     177,333
       Loans receivable from participants                   79,017      51,687
       Accrued income receivable                             8,604      10,837
  Receivable from investments sold                                     280,000
  Contributions receivable:
    Penn Corporation                                       383,865     332,016
    Participants                                            46,968      40,306
                                                        ----------  ----------

          Total assets                                   3,641,724   3,237,213
                                                        ----------  ----------

LIABILITIES:
  Payable to:
    Participants                                                        40,656
    Third parties                                            2,401         570
                                                        ----------  ----------
          Total liabilities                                  2,401      41,226
                                                        ----------  ----------


NET ASSETS AVAILABLE FOR BENEFITS                       $3,639,323  $3,195,987
                                                        ----------  ----------
                                                        ----------  ----------


See notes to financial statements.


PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 1993 AND 1992
- - -------------------------------------------------------------------------------

                                                           1993        1992
                                                        ----------  ----------

Investment income - Increase in equity of allocable
  portion of Western Publishing Group, Inc.
  Master Retirement Trust pooled investment
  accounts - Note 8:
    Interest                                            $  171,927  $  173,069
    Dividends                                               21,945      11,644
    (Depreciation) appreciation on pooled
      investment accounts                                  (14,252)     51,170
Contributions:
  Penn Corporation                                         383,915     332,445
  Participants                                             524,379     457,433
                                                        ----------  ----------

           Total additions                               1,087,914   1,025,761
                                                        ----------  ----------

Payments to or on behalf of participants                   627,373     352,136
Administrative expenses                                     17,205      11,280
                                                        ----------  ----------

           Total deductions                                644,578     363,416
                                                        ----------  ----------

           Net increase                                    443,336     662,345

Net assets available for benefits:
  Beginning of year                                      3,195,987   2,533,642
                                                        ----------  ----------
  End of year                                           $3,639,323  $3,195,987
                                                        ----------  ----------
                                                        ----------  ----------

See notes to financial statements.


PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1993 AND 1992
- - -------------------------------------------------------------------------------

1. THE PLAN

   Penn Corporation Comprehensive Security Program (the "Plan") is a contributory defined contribution plan offered to certain employees of Penn Corporation (the "Company"), a wholly- owned subsidiary of Western Publishing Group, Inc., and eligible employees of any other United States corporation that is a member of the controlled group of corporations of which Penn Corporation is a member, which adopts the Plan, with the consent of the Company, who meet certain eligibility requirements. The Plan became effective on January 1, 1987 and conforms with the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA").

   An employee becomes a participant of the Plan on specified quarterly entry dates after meeting the following requirements:

   a. Is a salaried employee or a member of a group or class of employees to which the Plan has been extended by the Board of Directors of the employer; and

   b. Is not a member of a collective bargaining unit of employees represented by a collective bargaining representative, except to the extent that an agreement between the participating company ("employer") and such representative extends the Plan to such unit of employees; and

   c. Has completed six months of continuous employment (as defined in the Plan).

   Participants, by means of authorized payroll deductions, may elect to make contributions to the Plan in amounts based on a percentage of compensation, as defined in the Plan. A participating employee's total contribution ("income deferral" and "voluntary participant") is limited to 16% of compensation. Income deferral contributions were limited to $8,994 for 1993 and $8,728 for 1992 in accordance with the Internal Revenue Code ("Code").

   The Company contributes to the Plan an amount equal to 3% of the aggregate compensation of participants entitled to share in the contribution for that year. Employer contributions are reduced by any forfeitures to be credited for the applicable period. Forfeitures for 1993 and 1992 totaled $4,769 and $12,908, respectively. The employers' contributions are always invested in the Interest Accumulation Fund.


PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- - -------------------------------------------------------------------------------

   Amounts credited to a participant's account are designated as "Plan Credits." Contributions made by, or on behalf of, a participant, are invested (in proportions designated by the participant) in one or more of the following funds:

                                        Number of Participants
                                         Invested in Fund at
         Fund Type                        December 31, 1993
         ---------                      ----------------------

      Conservative Equity Fund                   97
      Aggressive Equity Fund                     93
      Interest Accumulation Fund                612
      Parent Company Stock Fund                  81

   Interest, dividends and net realized and unrealized gains and losses on Plan investments are allocated to participants' accounts based on their proportionate share of the applicable fund's assets.

   If a participant's employment terminates for any reason other than retirement, disability or death, the participant is entitled to receive Plan Credits resulting from employer contributions which are then vested according to the following schedule:

                                          Vested Percentage
    Years of Continuous                      of Employer
        Employment                       Contribution Account
    -------------------                  --------------------

      Less than 1                                 0%
      1 but less than 2                          25%
      2 but less than 3                          50%
      3 but less than 4                          75%
      4 or more                                 100%

   Balances in a participant's income deferral contribution account and voluntary participant account are fully vested at all times.

   In the event of a participant's retirement, disability or death, Plan Credits not previously vested, become fully vested and are not subject to forfeiture, and all Plan Credits become immediately distributable in the manner described below.


PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- - -------------------------------------------------------------------------------

   When a participant's employment terminates for any reason, all vested Plan Credits of the participant may be distributed to the participant or, in the event of death, to the beneficiary by one or both of the following methods:

   a. By a lump-sum distribution of any or all Plan Credits.

   b. By applying the cash equivalent of any or all such Plan Credits towards the purchase of an annuity contract, subject to certain requirements as defined in the Plan.

   A participant may elect to defer distribution of vested Plan Credits until age 70-1/2.

   No more often than once per quarter, a participant may elect to withdraw all or any portion of the net credit balance in the voluntary participant contribution account or rollover account. In addition, participants may borrow, up to certain limits, against their account balance. The loan must be repaid over a period not to exceed 60 months unless the proceeds were used for the purchase of a primary residence in which case it must be repaid within 360 months. Generally, loan repayments are made by payroll deduction.

2. ACCOUNTING PRINCIPLES

   The Plan participates in investment accounts under the Western Publishing Group, Inc. Master Retirement Trust (the "Master Trust"). Investment income, realized gains and losses on investment transactions, expenses and investment appreciation or depreciation on assets held in the Master Trust are allocated monthly to each fund under the Plan based on its proportionate share of Master Trust assets. Plan participation in the Master Trust is adjusted monthly for withdrawals for benefit payments to Plan participants and annually for employer contributions made to the Plan.

   Investments in the Master Trust pooled investment accounts and parent company stock are valued at fair value. Investments in guaranteed
   investment contracts are valued at contract value.   Contract value
   represents contributions made under the contract plus interest at the contract rate, less funds used to purchase annuities and pay administrative expenses.

   Plan expenses, such as trustee and accounting fees, are chargeable to the Plan. During 1993 and 1992, $17,205 and $11,280, respectively, of such expenses were paid by the Plan.

   In 1993, the Plan changed its method of accounting for benefits payable to comply with the 1993 AICPA Audit and Accounting Guide, Audits of Employee Benefit Plans. The new guidance requires that benefits payable to persons who have withdrawn from participation in a defined contribution plan be disclosed in the footnotes to the financial statements rather than be recorded as a liability of the Plan. As of December 31, 1993, net assets available for benefits included benefits of $61,944 due to participants who have withdrawn from participation in the Plan.


PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- - -------------------------------------------------------------------------------

3. INTERNAL REVENUE SERVICE STATUS

   The Internal Revenue Service has determined and informed the Company by a letter dated September 15, 1989, that the Plan is qualified and the trust established under the Plan is tax- exempt, under the appropriate sections of the Code. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently designed and being operated in compliance with the
   applicable requirements of the Code.   Therefore, the plan administrator
   believes that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

4. TERMINATION OF THE PLAN

   In the event that the Plan is terminated at some future time, each participant's account will become fully vested and will be distributed in accordance with provisions of the Plan.

5. INVESTMENTS IN MASTER TRUST POOLED INVESTMENT FUNDS

   Investments in Master Trust pooled investment funds at December 31, 1993 and 1992, were as follows:

                                                     December 31, 1993
                                                  Units        Fair Value
                                                  -------      ----------
Conservative Equity Fund
  (Evergreen Total Return Fund)                     8,792      $  172,491
Aggresive Equity Fund (Evergreen Fund)             12,533         177,973
Bankers Trust Pyramid Directed
  Account Cash Fund                               727,098         727,098
                                                               ----------

                                                               $1,077,562
                                                               ----------
                                                               ----------

                                                     December 31, 1992
                                                   Units       Fair Value
                                                  -------      ----------
Conservative Equity Fund
  (Evergreen Total Return Fund)                     4,814        $ 93,542

Aggresive Equity Fund (Evergreen Fund)              8,935         125,358
Bankers Trust Pyramid Directed
  Account Cash Fund                               266,135         266,135
                                                                ---------

                                                                 $485,035
                                                                ---------
                                                                ---------


PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- - -------------------------------------------------------------------------------

6. GUARANTEED INVESTMENT CONTRACTS

   Investments in guaranteed investment contracts at December 31, 1993 and 1992 were as follows:

                                                           1993         1992
                                                        ----------   ----------
  Principal Mutual Life Insurance Company
    Contract #GA4-6187-3                                $  711,685
  Massachusetts Mutual Life Insurance
    Company Contract #GAC 10121-3                                    $  705,173
  CNA Insurance Company
    Contract #12732-026                                    478,308      581,421
  New York Life Insurance Company
    Contract #GIC-06701-2-3                                255,940
  New York Life Insurance Company
    Contract #GA-06701-3                                   222,404
  Allstate Life Insurance Company
    Group Annuity Contract #GA-5343-3                      212,052      288,156
  Metropolitan Life Insurance Company
    Contract #12177-269                                                 156,201
  Principal Mutual Life Insurance Company
    Contract #11948-3                                                   129,048
                                                        ----------   ----------
                                                        $1,880,389   $1,859,999
                                                        ----------   ----------
                                                        ----------   ----------


7. INVESTMENTS IN PARENT COMPANY STOCK

  Investments in parent company stock at December 31, 1993 and 1992 were as follows:

                                                                         Fair
                                                          Shares        Value
                                                        ----------    ----------
  Western Publishing Group, Inc.

    common stock:

      December 31, 1993                                    8,588      $  165,319
                                                                      ----------
                                                                      ----------

      December 31, 1992                                    8,495      $  177,333
                                                                      ----------
                                                                      ----------

PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- - -------------------------------------------------------------------------------

   Transactions in the common stock of Western Publishing Group, Inc. were as follows:

                                                 1993             1992
                                            --------------   ---------------
                                            Shares  Amount   Shares  Amount
                                            ------  -------  ------  -------
   Aggregate purchases                       1,466  $23,267   2,525  $46,773
                                                    -------          -------
                                                    -------          -------

   Aggregate sales                           1,373  $22,835   2,453  $39,585
                                                    -------          -------
                                                    -------          -------


PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- - -------------------------------------------------------------------------------

8. CHANGES IN NET ASSETS BY FUND:

   Plan participants have the ability to self-direct employee contributions into any of the funds described in Note 1. Net assets at December 31, 1993 and the changes in net assets available for benefits for the year then ended were as follows:



                                                                                         Interest
                                     Conservative      Aggressive    Parent Company     Accumulation
                                      Equity Fund      Equity Fund     Stock Fund          Fund         Loan Fund       Total
Investment income:
  Interest                              $  1,731        $     12         $      2        $  165,436      $  4,746    $  171,927
  Dividends                               14,375           7,570                                                         21,945
  (Depreciation) appreciation on
  pooled investment accounts              (2,463)          2,044          (13,833)                                      (14,252)
                                        --------        --------       ----------        ----------       -------     ---------
      Total investment income (loss)      13,643           9,626          (13,831)          165,436         4,746       179,620

Contributions:
  Penn Corporation                                                                          383,915                     383,915
  Participants                            67,909          70,258           52,196           334,016                     524,379
Transfers of assets from (to)
  other funds                              6,319         (10,230)         (26,028)            4,297                      25,642
                                       ---------       ---------       ----------        ----------      ---------     --------

      Total additions                     87,871          69,654           12,337           887,664         30,388    1,087,914
                                       ---------       ---------       ----------        ----------      ---------    ---------

Payments to or on behalf
  of participants                          8,328          10,058           16,354           589,574          3,059      627,373
  Administrative expenses                    598             367              858            15,382                      17,205
                                       ---------       ---------       ----------        ----------      ---------    ---------


      Total deductions                     8,926          10,425           17,212           604,956          3,059      644,578
                                       ---------       ---------       ----------        ----------      ---------    ---------

      Net increase (decrease)             78,945          59,229           (4,875)          282,708         27,329      443,336
                                       ---------       ---------       ----------        ----------      ---------    ---------

Net assets available for benefits:
  Beginning of year                      101,099         115,826          167,160         2,760,214         51,688    3,195,987

  End of year                           $180,044        $175,055         $162,285        $3,042,922        $79,017   $3,639,323
                                       ---------       ---------       ----------        ----------      ---------    ---------
                                       ---------       ---------       ----------        ----------      ---------    ---------




PENN CORPORATION COMPREHENSIVE SECURITY PROGRAM

NOTES TO FINANCIAL STATEMENTS (CONTINUED)
- - -------------------------------------------------------------------------------

8. CHANGES IN NET ASSETS BY FUND:

   Net assets at December 31, 1992 and the changes in net assets available for benefits for the year then ended were as follows:


                                                                                         Interest
                                     Conservative      Aggressive    Parent Company     Accumulation
                                      Equity Fund      Equity Fund     Stock Fund          Fund         Loan Fund       Total

Investment income:
  Interest                           $       7          $     10      $      105          $  170,601     $ 2,346     $  173,069
  Dividends                              6,278             5,366                                                         11,644
  Appreciation on pooled
    investment accounts                  1,312             3,850          46,008                                         51,170
                                     ---------         ---------      ----------          ----------    --------     ----------

        Total investment income          7,597             9,226          46,113             170,601       2,346        235,883

Contributions:
  Penn Corporation                                                                           332,445                    332,445
  Participants                          35,747            49,265          43,694             328,727                    457,433
Transfers of assets from (to)
  other funds                            4,264           (15,244)        (14,905)             (1,940)     27,825
                                     ---------         ---------      ----------          ----------    --------     ----------

         Total additions                47,608            43,247          74,902             829,833      30,171      1,025,761
                                     ---------         ---------      ----------          ----------    --------     ----------

Payments to or on behalf
  of participants                       11,144            46,263          24,167             270,562                    352,136
Administrative expenses                    246               414             542              10,078                     11,280
                                     ---------         ---------      ----------          ----------    --------     ----------

         Total deductions               11,390            46,677          24,709             280,640                    363,416
                                     ---------         ---------      ----------          ----------    --------     ----------

         Net increase (decrease)        36,218            (3,430)         50,193             549,193      30,171        662,345
                                     ---------         ---------      ----------          ----------    --------     ----------

Net assets available for benefits:
  Beginning of year                     64,881           119,256         116,967           2,211,021      21,517      2,533,642
                                     ---------         ---------      ----------          ----------    --------     ----------


  End of year                         $101,099          $115,826        $167,160          $2,760,214     $51,688     $3,195,987
                                     ---------         ---------      ----------          ----------    --------     ----------
                                     ---------         ---------      ----------          ----------    --------     ----------